EXHIBIT 5.1

                         GALLOP, JOHNSON & NEUMAN, L.C.
                                  101 S. Hanley
                            St. Louis, Missouri 63105


                                February 14, 2000


Board of Directors
Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri  63017

      Re:        Registration   Statement  on  Form  S-8  -  The  Maverick  Tube
                 Corporation 1999 Director Stock Option Plan

Gentlemen:

         We have served as counsel to Maverick Tube Corporation (the "Company") in connection with the various legal matters relating to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 300,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), reserved for issuance in accordance with The Maverick Tube Corporation 1999 Director Stock Option Plan (the "Plan").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         The opinions expressed herein are limited to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting such laws and constitutional provisions.

         Based upon the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares being offered by the Company, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                                          Very truly yours,

                                          /s/ GALLOP, JOHNSON & NEUMAN, L.C.

                                          GALLOP, JOHNSON & NEUMAN, L.C.